  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE ARE
                         SUBJECT TO THE RESTRICTIONS ON

                 TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT
            ----------------------------------------------------------

Warrant No. 1                                       Number of Shares: 400,000
                                                    (subject to adjustment)
Date of Issuance: March 10, 1997

                                  VERSICOR INC.

                          COMMON STOCK PURCHASE WARRANT

                           (Void after March 10, 2002)

      Versicor Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that Genome Therapeutics Corporation, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before March 10, 2002 at not later than 5:00 p.m. (Boston, Massachusetts time), 400,000 shares of Common Stock, $.01 par value per share, of the Company, at a purchase price of $.50 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

      1.    EXERCISE.

            (a) This Warrant may be exercised by the Registered Holder on not more than one occasion, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as APPENDIX I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

            (b) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection l(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection l(c) below shall be deemed to

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have become the holder or holders of record of the Warrant Shares represented by such certificates.

            (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

      (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

      (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise.

      2.    ADJUSTMENTS.
            -----------

            (a) RECAPITALIZATIONS. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

            (b) MERGERS, ETC. If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the


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number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

            (c) ADJUSTMENT IN NUMBER OF WARRANT SHARES. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

            (d) CERTIFICATE OF ADJUSTMENT. When any adjustment is required to be made pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

      3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value per share of Common Stock, as reasonably determined by the Board of Directors of the Company.

      4.    REQUIREMENTS FOR TRANSFER.
            -------------------------

            (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

            (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee


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

agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

            (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

      5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

      6. LIQUIDATING DIVIDENDS. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

      7.    NOTICES OF RECORD DATE, ETC. In case:

            (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution,


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or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

            (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

      8. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

      9. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

      10. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      11.   TRANSFERS, ETC.

            (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

            (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of APPENDIX II hereto) at the principal office of the Company.

            (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      12. MAILING OF NOTICES. ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

      13. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.


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

      14.   INCIDENTAL REGISTRATION.

            (a) Whenever the Company proposes to file a registration statement as provided in Section 15 it will, prior to such filing, give written notice to the Registered Holder of its intention to do so and, upon the written request of the Registered Holder given within 20 days after the Company provides such notice, use its best efforts to cause all Warrant Shares which the Company has been requested by the Registered Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Registered Holder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 14 without obligation to the Registered Holder.

            (b) In connection with any registration under this Section 14 involving an underwriting, the Company shall not be required to include any Warrant Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that such terms must be consistent with this Agreement). If in the opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of Warrant Shares to be included in the offering, then the Company. shall be required to include in the registration only that number of Warrant Shares, if any, which the managing underwriter believes should be included therein. If the number of Warrant Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Warrant Shares have requested to be included in the offering, then the holders of Warrant Shares who have requested registration and all other holders of securities with incidental registration rights entitled to include such securities in such registration shall participate in the offering pro rata, based upon their total ownership of shares of Common Stock of the Company (giving effect to the conversion into Common Stock of all convertible securities). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence. Notwithstanding the foregoing, the Company shall not limit the number of Warrant Shares to be included in a registration pursuant to this Section 14 in order to include shares held by stockholder with no registration rights or to include any shares of stock issued to employees, officers, directors or consultants pursuant to the Company's stock option plan.

            (c) All expenses of registration (excluding underwriting discounts, selling commissions and the fees and expenses of Registered Holders' counsel (other than the counsel selected to represent all selling stockholders) incurred in connection with any registration pursuant to Section 14 shall be borne solely by the Company.


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      15. "STAND-OFF" AGREEMENT. The Registered Holder, if requested by the
Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a registration statement filed by the Company with the Securities and Exchange Commission for a public offering and sale of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), shall agree not to sell publicly or otherwise transfer or dispose of any Warrant Shares or other securities of the Company held by such Registered Holder for a specified period of time (not to exceed 180 days) following the effective date of such registration statement; PROVIDED, that such agreement shall only apply to the first such registration statement covering Common Stock to be sold on the Company's behalf to the public in an underwritten offering.

      16. CHANCE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

      17. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

      18. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware.

                                       VERSICOR INC.


                                       By:
                                          ------------------------------------
                                           George F. Horner, III

[Corporate Seal]                       Title:  Chief Executive Officer and
                                               Director

ATTEST:

-----------------------


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                                                                      APPENDIX I

                                  PURCHASE FORM

To:                                                   Dated:
   ---------------                                               ---------------

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ), hereby irrevocably elects to purchase shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $ in lawful money of the United States, representing the full purchase price for such shares at the price per share provided for in such Warrant.

                                    Signature:
                                               -----------------
                                    Address:
                                               -----------------

                                               -----------------


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                                                                     APPENDIX II

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

NAME OF ASSIGNEE              ADDRESS                 NO. OF SHARES

Dated:                        Signature:
      ------------------                  -------------------

Dated:                        Signature:
      ------------------                  -------------------

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